UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934

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NANOPHASE TECHNOLOGIES CORPORATION

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1319 Marquette Drive
Romeoville, Illinois 60446

May 22, 2002

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2002 Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, on Wednesday, June 26, 2002 at 9:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Immediately after the Annual Meeting, stockholders will be able to view a presentation by the Company and have the opportunity to ask questions.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on June 26, 2002 and urge you to return your proxy card as soon as possible.

Sin	cerely,

Jos	eph E. Cross,
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 26, 2002

To the Stockholders of
Nanophase Technologies Corporation:

The Annual Meeting of Stockholders of Nanophase Technologies Corporation (the “Company”) will be held at 9:00 a.m., Chicago time, on Wednesday, June 26, 2002, at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, for the following purposes:

(1)  To elect two Class II directors to the Company’s Board of Directors;

(2)  To ratify the appointment by the Board of Directors of McGladrey & Pullen, LLP as the independent auditors of the Company’s financial statements for the year ended December 31, 2002; and

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the accompanying Proxy Statement.

The Board of Directors has fixed the close of business on April 30, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By	order of the Board of Directors,

Jes	s Jankowski,
Sec	retary

Romeoville, Illinois
May 22, 2002

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

NANOPHASE TECHNOLOGIES CORPORATION

1319 Marquette Drive
Romeoville, Illinois 60446
(630) 771-6708

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board of Directors”) of Nanophase Technologies Corporation, a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Chicago time, Wednesday, June 26, 2002, at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, and any adjournments thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about May 22, 2002.

Record Date and Outstanding Shares—The Board of Directors has fixed the close of business on April 30, 2002, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 13,735,912 shares of Common Stock, par value $.01 per share (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Proxies—Joseph E. Cross and Jess Jankowski, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Cross and Jankowski are executive officers of the Company and Mr. Cross is also a director of the Company. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke a proxy).

Required Vote—The vote of a plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for Class II director. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to ratify the appointment of McGladrey & Pullen, LLP as the independent auditors of the Company’s financial statements for the year ended December 31, 2002. Stockholders will not be allowed to cumulate their votes in the election of directors.

Quorum; Abstentions and Broker Non-Votes—The required quorum for transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the vote for directors. Abstentions will be considered present and entitled to vote with respect to ratifying the appointment of the Company’s independent auditors and will have the same effect as votes “against” such proposals. Broker non-votes will not be considered present and entitled to vote with respect to ratifying the appointment of the Company’s independent auditors and will have no effect on such proposals.

Annual Report to Stockholders—The Company’s Annual Report to Stockholders for the year ended December 31, 2001, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of six directors. Article VI of the Company’s Certificate of Incorporation provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes. At the Annual Meeting, two directors of Class II will be elected for a term of three years expiring at the Company’s 2005 Annual Meeting of Stockholders. The nominees are presently serving as directors of the Company. See “Nominees” below.

The four directors whose terms of office do not expire in 2002 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See “Other Directors” below.

If at the time of the Annual Meeting the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as a director if elected.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED BELOW.

NOMINEES

The names of the nominees for the office of director, together with certain information concerning such nominees, is set forth below:

Name	Served as Director Since	Age	Position with Company
Joseph E. Cross	1998	54	Director, President and Chief Executive Officer
Richard W. Siegel, Ph.D.	1989	64	Director

Mr. Cross has served as Chief Executive Officer of the Company since December 1998 and President and a director of the Company since joining the Company in November 1998. From November 1998 to December 1998, Mr. Cross served as the Company’s Chief Operating Officer. Prior to joining the Company in November 1998, Mr. Cross served as President and Chief Executive Officer of Aptech, a manufacturer of measurement, metering and control devices for the utility industry, from August 1996 to October 1998. From December 1993 to July 1996, Mr. Cross served as President of Aegis Technologies, an interactive telecommunications company. He holds a B.S. degree from Southwest Missouri University and attended the M.B.A. program at Southwest Missouri University.

Dr. Siegel is a co-founder of the Company and has served as a director of the Company since 1989. Dr. Siegel also has served as a consultant to the Company since 1990 with regard to the application and commercialization of nanocrystalline materials. Dr. Siegel is an internationally recognized scientist in the field of nanocrystalline materials. During his tenure on the research staff at Argonne National Laboratory from July 1974 to May 1995, he was the principal scientist engaged in research with the laboratory-scale synthesis process that was the progenitor of the Company’s physical-vapor-synthesis production system. Dr. Siegel has been the Robert W. Hunt Professor in Materials Science and Engineering at Rensselaer Polytechnic Institute since June 1995, and served as Department Head from 1995 to 2000. In April 2001, Dr. Siegel became the founding Director of the newly created Rensselaer Nanotechnology Center at the Institute. During 1995-1998, he was also a visiting professor at the Max Planck Institute for Microstructure Physics in Germany on an Alexander von Humboldt

Research Prize received in 1994. He chaired the World Technology Evaluation Center worldwide study of nanostructure science and technology for the U.S. government, has served on the Council of the Materials Research Society and as Chairman of the International Committee on Nanostructured Materials. He also served on the Committee on Materials with Sub-Micron Sized Microstructures of the National Materials Advisory Board and was the co-chairman of the Study Panel on Clusters and Cluster-Assembled Materials for the U.S. Department of Energy. Dr. Siegel holds an A.B. degree in physics from Williams College and an M.S. degree and Ph.D. from the University of Illinois at Urbana-Champaign.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES FOR ELECTION AS CLASS II DIRECTORS.

OTHER DIRECTORS

The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are duly elected and qualified.

Name	Age	Position with Company	Served as Director Since	Term Expires	Class
James A. Henderson	67	Director	2001	2004	I
James A. McClung, Ph.D.	64	Director	2000	2004	I
Jerry K. Pearlman	62	Director	1999	2003	III
Donald S. Perkins	74	Chairman of the Board of Directors	1998	2003	III

Mr. Henderson    joined the board in July 2001. He retired as Chairman and Chief Executive Officer of Cummins Engine Company December 1999, after joining the company in 1964. Mr. Henderson became President and Chief Operating Officer of Cummins in 1977, was promoted to President and Chief Executive Officer in 1994 and served as Chairman and Chief Executive Officer from 1995 until his retirement in 1999. Mr. Henderson attended Culver Military Academy, holds an AB in public and international affairs from Princeton University and an MBA from Harvard Business School. Mr. Henderson currently serves as Chairman of the Board of The Culver Education Foundation, member of the Board of Directors of Championship Auto Racing Teams (CART), International Paper, Landmark Communications, Inc., Rohm and Haas Company, Ryerson Tull, Inc., SBC Communications, Inc., Heritage Fund of Bartholomew County, Inc. and is a member of the Washington, D.C. Business Council.

Mr. McClung    has served as a director of the Company since February 2000. He is a former Senior Vice President and executive officer for FMC Corporation, a leading producer of a diversified portfolio of chemicals and machinery. He has over 30 years of international business development in over 75 countries, having managed and developed new technologies and production processes for diversified global businesses, including specialized chemicals and machinery, while living in the United States, Europe, and Africa. Mr. McClung currently serves as Director of Alticor (Amway) and Turtle Wax. He also serves as a board member of: U.S.-Russia Business Council (Washington, D.C.); U.S.-China Business Council (Washington, D.C.); Japan American Society; Thunderbird, The American Graduate School of International Management (Glendale, Arizona); College of Wooster (Ohio); and a member of The Economic Club, The Chicago Council on Foreign Relations and The Executive’s Club of Chicago. Mr. McClung earned a Bachelor’s degree from the College of Wooster, a Master’s degree from the University of Kansas, and a Doctorate from Michigan State University.

Mr. Pearlman    has served as a director of the Company since April 1999. Mr. Pearlman retired as Chairman of Zenith Electronics Corporation in November 1995. He joined Zenith as controller in 1971 and served as chief executive officer from 1983 through April 1995. Mr. Pearlman is a director of Smurfit Stone Container Corporation, Ryerson-Tull, Inc., and Parson Group LLC. He is a trustee of Northwestern University where he is vice chairman of the capital campaign, director and past chairman of the board of Evanston Northwestern Healthcare. Mr. Pearlman graduated from Princeton with honors from the Woodrow Wilson School and from Harvard Business School with highest honors.

Mr. Perkins    has served as a director of the Company since February 1998. Mr. Perkins retired from Jewel Companies, Inc., the retail supermarket and drug chain, in 1983. He had been with Jewel since 1953, serving as President from 1965 to 1970, as Chairman of the Board of Directors from 1970 to 1980, and as Chairman of the Executive Committee until his retirement. He has served on a number of corporate boards and is currently a director of LaSalle Hotel Properties, three Jones Lang LaSalle REITs and several start-up companies. For more than 30 years, he has served on corporate boards including AT&T, Cummins Engine Company, Kmart Corporation, Lucent Technologies, Inc., and Time-Warner, Inc. Mr. Perkins is a trustee and Vice Chairman of the Board of Trustees of Northwestern University. Mr. Perkins holds a B.A. degree from Yale University and an M.B.A. degree from the Harvard Graduate School of Business Administration.

Director Compensation—Upon first being elected to the Board of Directors, each director of the Company who is not an employee or consultant of the Company (an “Outside Director”) is granted, stock options to purchase 10,000 shares of Common Stock at the fair market value of the Common Stock, as determined by a committee appointed by the Board of Directors, as of the date of issuance of such stock options. On the date of each annual meeting of the stockholders of the Company, each Outside Director who is re-elected or continues to serve as a director because his or her term has not expired is typically granted stock options to purchase 2,000 shares of Common Stock provided that such grant is typically not made to an Outside Director who was first elected to the Board of Directors within three months prior to such annual meeting. The options granted to Outside Directors typically vest in three equal annual installments beginning on the first anniversary of the date of grant. All options granted to Outside Directors expire ten years from the date of grant. Effective January 2, 2002, the Company granted 2,540 shares of Common Stock to each of Donald Perkins, Richard Siegel, Jerry Pearlman, James McClung, and James Henderson. The Company also agreed to issue a cash payment of $10,000 to reimburse these Directors for personal income tax liabilities relating to this grant of Common Stock. In addition, the Company entered into a consulting agreement in March 2001 with Richard Siegel, Ph.D. pursuant to which the Company pays Dr. Siegel $2,000 per month for consulting services over a twelve-month term. This agreement will expire in July 2002.

All Outside Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

Meetings—During the year ended December 31, 2001, the Board of Directors held eight formal meetings. Each of the Company’s current directors attended at least 85% of the aggregate of the number of board meetings held (during the period in which he was a director) and the total number of committee meetings on which he served that were held (during the period in which he was a member of such committee) during 2001.

Committees of the Board of Directors—The Board of Directors has established an Audit and Finance Committee and a Compensation and Governance Committee, each comprised entirely of directors who are not officers or employees of the Company. The members of the Audit and Finance Committee are Mr. McClung (Chairman), Mr. Henderson, Mr. Pearlman and Mr. Perkins. The members of the Compensation and Governance Committee are Mr. Pearlman (Chairman), Mr. Henderson, Mr. McClung and Mr. Perkins. The Company does not have a standing nominating committee.

The Audit and Finance Committee generally has responsibility for recommending independent public auditors to the Board of Directors for selection, reviewing the plan and scope of the accountants’ annual audit, reviewing the Company’s internal control functions and financial management policies, and reporting to the Board of Directors regarding all of the foregoing. The Audit and Finance Committee held nine formal meetings in 2001. See “Report of the Audit and Finance Committee of the Board of Directors.”

The Compensation and Governance Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive and key employee compensation, reviewing the Company’s executive compensation policies and reporting to the Board of Directors regarding the foregoing. The Compensation and Governance Committee also has responsibility for administering the 2001 Equity Compensation Plan, determining the number of options, if any, to be granted to the Company’s employees and consultants pursuant to the 2001 Equity Compensation Plan and reporting to the Board of Directors regarding the foregoing. The Compensation and Governance Committee held three formal meetings in 2001. See “Report of the Compensation and Governance Committee of the Board of Directors.”

EXECUTIVE OFFICERS

The table below identifies executive officers of the Company who are not identified in the tables entitled “Election of Directors—Nominees” or “—Other Directors.”

Name	Age	Position
Jess Jankowski	36	Acting Chief Financial Officer, Vice President, Corporate Controller, Secretary and Treasurer
Gina R. Kritchevsky, Ph.D.	48	Chief Technology Officer
Daniel S. Bilicki	58	Vice President—Sales and Marketing
Richard W. Brotzman, Ph.D.	48	Vice President—Research and Development
Donald J. Freed, Ph.D.	60	Vice President—Business Development
Robert Haines	51	Vice President—Operations

Mr. Jankowski    has served as Controller of the Company since joining in 1995. He was elected Secretary and Treasurer in November 1999, Acting Chief Financial Officer in January 2000 and Vice President in April of 2002. From 1990-1995 he served as Controller for two building contractors in the Chicago area. Mr. Jankowski holds a B.S. in accountancy from Northern Illinois University, an M.B.A. from Loyola University, and received his certified public accountant certificate from the State of Illinois.

Dr. Kritchevsky    has served as Vice President—Technology and Engineering of the Company since joining the Company in February 1999 and has served as Chief Technology Officer since October 2001. From June 1998 to February 1999, Dr. Kritchevsky provided consulting services to companies in a variety of markets, including electronics packaging and liquid crystal display technology. From January 1997 to May 1998, Dr. Kritchevsky was Vice President of Strategic Initiatives for Donnelly Optics Corporation, an optics company. From 1989 to January 1997, Dr. Kritchevsky served in various positions with Donnelly Corporation, an automotive supplier, including Director of Corporate New Business Development. She holds a B.S. degree in chemistry and a Ph.D. in material sciences and engineering from MIT.

Mr. Bilicki    has served as Vice President—Sales and Marketing of the Company since joining the Company in March 1999. From January 1996 until March 1999, Mr. Bilicki served as President/Director of PT Crosfield Indonesia in Jakarta, Indonesia, a subsidiary of Crosfield Company, which is a global chemical company. From January 1994 to December 1995, Mr. Bilicki held the position of President/Director North America of Crosfield Company. He holds a B.S. degree from Indiana Institute of Technology and an M.B.A. degree from Winthrop University.

Dr. Brotzman    joined the Company in July 1994 as a senior scientist and has served as Vice President—Research and Development of the Company since July 1996. He is the inventor of the Company’s coating technology. Dr. Brotzman has 15 years experience in research and development of advanced materials leading to new products. His technical areas of expertise include interfacial adhesion and chemistry, self-assembled polymeric coatings, nanosized inorganic powders, powder processing, reactive coupling agents, solgel derived protective coatings, non-destructive evaluation of composites, neo-debye relaxation in green inorganic gels, asymmetric membranes and plasma processing. From January 1991 to July 1994, Dr. Brotzman served as Director of Research at TPL, Inc., an advanced materials company. He holds a B.S. degree in chemical engineering from Lafayette College, an M.S. degree in engineering and applied science from the University of California, Davis and a Ph.D. in chemistry from the University of Washington.

Dr. Freed    joined the Company in April 1995 as Vice President—Marketing and has served as Vice President—Business Development of the Company since June 1998. He has extensive experience in the commercial development of new technology products, and has been responsible for the successful startup of advanced-materials initiatives in three Fortune 50 companies. From 1985 to April 1995, Dr. Freed held senior marketing, strategic planning and product-development positions with AMP, Inc., and certain of its subsidiaries, primarily in the development and marketing of advanced materials for microelectronics and photonics. From 1980 to 1985, he held similar positions with GTE Corp. and Imperial Chemical Industries, PLC. Previously, Dr. Freed held various scientific and managerial positions at Bell Laboratories. He holds a B.A. degree in chemistry from Queens College and an A.M. degree and Ph.D. in chemistry from Harvard University. Dr. Freed has been a member of The Illinois Coalition and is past Chairman of the International Standards Council for Electronic Interconnection and Packaging Technologies.

Mr. Haines    joined Nanophase Technologies in January 2001 as Vice President of Operations. Beginning in 1996 and prior to joining Nanophase, he served as Corporate Director of Quality at Legrand North America. Previous experience includes two years as Vice President of Operations for Aegis Technologies and eight years with Digital Equipment Corporation. Mr. Haines has a BS in Chemistry/Engineering Physics from East Tennessee State University.

The Board of Directors elects executive officers annually and such executive officers, subject to the terms of certain employment agreements, serve at the discretion of the Board of Directors. Messrs. Cross, Jankowski, Bilicki, Haines and Drs. Brotzman, Freed and Kritchevsky each have employment agreements with the Company. See “Executive Compensation—Employment and Consulting Agreements.” There are no family relationships among any of the directors or officers of the Company.

EXECUTIVE COMPENSATION

The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2001, 2000, and 1999 of those persons who were (i) during 2001, the chief executive officer of the Company and (ii) at December 31, 2001, the four other most highly compensated (based upon combined salary and bonus) executive officers of the Company whose total salary and bonus exceeded $100,000 during 2001.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards Securities Underlying Options
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)			All Other Compensation($)
Joseph E. Cross (1) President and Chief Executive Officer	2001 2000 1999	$261,922 244,905 216,538	$74,025 50,000 0	$17,727 40,083 120,188	(2) (3) (5)	100,000 100,000 100,000	$0 84,925 71,157	(4) (6)

Daniel S. Bilicki (7) Vice President Sales and Marketing	2001 2000 1999	$190,812 183,288 130,096	$46,620 0 0	$0 0 0		60,000 50,000 100,000	$0 0 0
Gina R. Kritchevsky, Ph.D. (8) Chief Technology Officer	2001 2000 1999	$180,307 170,769 142,789	$44,100 35,000 0	$0 0 51,370	(10)	60,000 50,000 100,000	$0 9,363 0	(9)
Donald J. Freed, Ph.D. Vice President Business Development	2001 2000 1999	$146,423 139,039 126,154	$22,365 0 0	$0 0 0		40,000 16,875 10,000	$0 0 0

Richard Brotzman, Ph.D. Vice President Research and Development	2001 2000 1999	$145,760 139,039 126,154	$16,800 0 6,000	$0 0 0		40,000 22,500 15,000	$0 0 0

(1)	Joseph E. Cross commenced employment as the President and Chief Operating Officer of the Company in November 1998 and became its Chief Executive Officer in December 1998.
(2)	Represents payment of personal income tax liabilities associated with relocation expenses received
(3)
Includes $17,605 paid for lodging in Burr Ridge, Illinois, $12,992 paid for airfare to and from Chicago, Illinois, and $9,486 in payments related to use of a car. These expenses were incurred through 2000. All amounts have been “grossed-up” to compensate Mr. Cross for personal income tax liabilities associated with the reimbursement of theses expenses.

(4)	Represents relocation expenses incurred by Mr. Cross for moving to the greater Chicago metropolitan area.
(5)
Includes $50,571 paid for lodging in Burr Ridge, Illinois, $35,085 paid for airfare to and from Chicago, Illinois, and $26,820 in payments related to use of a car. These expenses were incurred evenly throughout 1999. All amounts have been “grossed-up” significantly to compensate Mr. Cross for personal income tax liabilities associated with the reimbursement of these expenses.

(6)
Represents compensation relating to the grant of 24,500 shares of unregistered Common Stock to Mr. Cross in August of 1999. This amount has been “grossed-up” significantly to compensate Mr. Cross for personal income tax liabilities associated with the grant of these shares.

(7)	Mr. Bilicki’s employment commenced with the Company on March 15, 1999.
(8)	Dr. Kritchevsky’s employment with the Company commenced on February 15, 1999.
(9)	Represents a reimbursement for tax liabilities incurred by Dr. Kritchevsky in relation to amounts previously paid to her for relocating to the greater Chicago metropolitan area.

(10)
Includes $25,000 paid at signing of her employment agreement and $13,082 paid for lodging in Burr Ridge, Illinois. All amounts other than the $25,000 paid at the signing of her employment agreement have been “grossed-up” significantly to compensate Dr. Kritchevsky for personal income tax liabilities associated with the reimbursement of these expenses.

OPTION GRANTS IN 2001—The following table provides information on grants of stock options to the Named Officers during 2001. No stock appreciation rights were granted to the Named Officers during 2001.

Option Grants in 2001

		Individual Grants			Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (2)
	Number of Securities Underlying Options Granted (#) (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/SH)	Expiration Date
Name					5%($)	10%($)
Joseph E. Cross	50,000 50,000	10.54% 10.54%	$10.875 7.063	01/26/11 02/28/11	$341,961 222,078	$866,597 562,790
Gina R. Kritchevsky, Ph.D.	30,000 30,000	6.33% 6.33%	10.875 7.063	01/26/11 02/28/11	205,177 133,247	519,958 337,674
Daniel S. Bilicki	30,000 30,000	6.33% 6.33%	10.875 7.063	01/26/11 02/28/11	205,177 133,247	519,958 337,674
Donald J. Freed, Ph.D.	20,000 20,000	4.22% 4.22%	10.875 7.063	01/26/11 02/28/11	136,785 88,831	346,639 225,116
Richard Brotzman, Ph.D.	20,000 20,000	4.22% 4.22%	10.875 7.063	01/26/11 02/28/11	136,785 88,831	346,639 225,116

(1)
These options are all non-qualified stock options. Subject to certain restrictions, these options become exercisable in three equal annual installments, beginning on the first anniversary of the date of grant. These options were granted ten years prior to their expiration dates.

(2)
Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains will be dependent on the future performance of the Common Stock and the option holder’s continued employment through the vesting period. The amounts reflected in the table may not necessarily be achieved.

AGGREGATED OPTION EXERCISES IN 2001 AND YEAR-END 2001 OPTION VALUES—The following table provides information regarding each of the Named Officers’ option exercises in 2001 and unexercised options at December 31, 2001.

Year-End 2001 Option Values

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year-End 2001 (#)		Value of Unexercised In-The-Money Options at Year-End 2001 ($) (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph E. Cross	0	$0	146,667	253,333	$389,203	$298,172
Gina R. Kritchevsky, Ph.D.	15,333	147,816	48,000	146,667	105,285	172,986
Daniel S. Bilicki	0	0	69,999	140,001	208,299	174,451
Donald J. Freed, Ph.D.	0	0	49,945	80,609	123,870	66,765
Richard Brotzman, Ph D.	0	0	171,510	94,235	558,075	90,501

(1)	The value per option is calculated by subtracting the exercise price per option from the closing price of the Common Stock on the Nasdaq National Market on December 31, 2001, which was $5.89.

Employment and Consulting Agreements

The Company entered into an employment agreement with Joseph E. Cross dated November 9, 1999 which provides for an annual base salary of not less than $220,000. In addition, Mr. Cross received a lump sum payment of $50,000 on the first anniversary of the commencement of this agreement. The Company also granted to Mr. Cross options to purchase up to 100,000 shares of Common Stock at an exercise price of $2.9375 per share and options to purchase up to 50,000 shares of Common Stock at an exercise price of $2.1875, with options for one-fifth of such shares becoming exercisable on each of the first five anniversaries of the dates of grant. No term has been assigned to Mr. Cross’ employment agreement. If Mr. Cross is terminated other than for “cause” (as such term is defined in Mr. Cross’ employment agreement), Mr. Cross will receive severance benefits in an amount equal to Mr. Cross’ base salary for 52 weeks.

Effective as of February 15, 1999, the Company also entered into an employment agreement with Dr. Gina R. Kritchevsky providing for an annual base salary of not less than $165,000. In addition, Dr. Kritchevsky was granted a signing bonus of $25,000 and a further bonus of $35,000 on the first anniversary of the commencement of this agreement. The Company also granted to Dr. Kritchevsky options to purchase up to 75,000 shares of Common Stock at an exercise price of $2.8125. No term has been assigned to Dr. Kritchevsky’s employment agreement. If Dr. Kritchevsky is terminated other than for “cause” (as such term is defined in Dr. Kritchevsky’s employment agreement), Dr. Kritchevsky will receive severance benefits in an amount equal to Dr. Kritchevsky’s base salary for 52 weeks.

Effective as of March 15, 1999, the Company also entered into an employment agreement with Daniel Bilicki providing for an annual base salary of not less than $165,000. In addition, Mr. Bilicki was granted options to purchase up to 50,000 shares of Common Stock at an exercise price of $2.375. No term has been assigned to Mr. Bilicki’s employment agreement. If Mr. Bilicki is terminated other than for “cause” (as such term is defined in Mr. Bilicki’s employment agreement), Mr. Bilicki will receive severance benefits in an amount equal to Mr. Bilicki’s base salary for 26 weeks.

Effective as of June 1, 1999, the Company also entered into an employment agreement with Dr. Donald Freed providing for an annual base salary of not less than $125,000. No term has been assigned to Dr. Freed’s employment agreement. If Dr. Freed is terminated other than for “cause” (as such term is defined in Dr. Freed’s employment agreement), Dr. Freed will receive severance benefits in an amount equal to Dr. Freed’s base salary for 26 weeks.

Effective as of September 26, 2001, the Company also entered into an employment agreement with Dr. Richard Brotzman providing for an annual base salary of not less than $146,250. No term has been assigned to Dr. Brotzman’s employment agreement. If Dr. Brotzman is terminated other than for “cause” (as such term is defined in Dr. Brotzman’s employment agreement), Dr. Brotzman will receive severance benefits in an amount equal to Dr. Brotzman’s base salary for 26 weeks.

REPORT OF THE COMPENSATION AND
GOVERNANCE COMMITTEE
OF THE BOARD OF DIRECTORS

The current Compensation and Governance Committee members are Jerry K. Pearlman (Chairman), James A. Henderson, and Donald S. Perkins. The objectives of the Compensation and Governance Committee in determining the levels and components of executive compensation are to (1) attract, motivate and retain talented and dedicated executive officers, (2) provide executive officers with both cash and equity incentives to further the interests of the Company and its stockholders, and (3) compensate executive officers at levels comparable to those of executive officers at other comparable high technology companies. In setting compensation, the Compensation and Governance Committee reviews the achievement of corporate goals and individual contributions of particular executives. Generally, the compensation of the Company’s executive officers is composed of base annual compensation, in the form of salary and other benefits, incentives in the form of fiscal year-end bonuses, and long-term compensation consisting of stock options awarded under the Company’s stock option plan.

Base Salaries

In determining the base salaries of the executive officers in 2001, the Compensation and Governance Committee considered the performance of each executive, the nature of the executive’s responsibilities, the salary levels of executives at comparable high technology companies, including other publicly-held advanced materials and advanced technologies companies, and the Company’s general compensation practices.

Cash Bonuses

Discretionary cash bonuses for executive officers are directly tied to achievement of specified goals of the Company and are a function of the criteria which the Compensation and Governance Committee believes appropriately take into account the specific areas of responsibility of the particular officer.

Stock Options

Periodically, the Compensation and Governance Committee also grants stock options to executive officers in order to provide a long-term incentive which is directly tied to the performance of the Company’s stock. These options provide an incentive to maximize stockholder value because they reward option holders only if stockholders also benefit. The exercise price of these stock options is the fair market of the Common Stock on the date of grant. In general, the options vest in equal annual installments over a three-year period beginning one year after the date of grant, in certain instances the Board of Directors (or the Compensation and Governance Committee) can adjust the vesting period for performance-based options. Vesting periods are used to retain key employees and to emphasize the long-term aspect of contribution and performance. In making stock option grants to executives, including Mr. Cross, in 2001, the Compensation and Governance Committee considered a number of factors, including the performance of such persons, the Company’s performance in 2000, achievement of specific delineated goals, the responsibilities and the relative position of such persons within the Company, the compensation of executives in comparable high technology companies and the number of stock options each such person currently possesses.

Compliance with Section 162(m)

The Compensation and Governance Committee currently intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for Federal income tax purposes unless, in general, (1) such compensation is performance-based, established by a committee of outside directors and objective, and (2) the plan or agreement providing for such performance-based compensation has been approved in advance by stockholders. The Compensation and Governance Committee believes that the requirements of Section 162(m) are uncertain at this time and may arbitrarily impact the Company. In the future, the Compensation and Governance Committee may determine to adopt a compensation program that does not satisfy the conditions of Section 162(m) if in its judgment, after considering the additional costs of not satisfying Section 162(m), such program is appropriate.

Compensation and Governance Committee Interlocks and Insider Participation

Pursuant to a consulting agreement effective as of October 29, 1998, and prior to his appointment as Chairman of the Board of Directors, Donald S. Perkins, who is Chairman of the Compensation and Governance Committee, was engaged by the Company to provide additional services in connection with the Company’s organizational restructuring and refocusing. In consideration for such services, Mr. Perkins was granted options to purchase 25,000 shares of Common Stock at an exercise price of $3.50 per share. Such options vest in five equal annual installments beginning on October 29, 1999; provided, however, that unvested options will expire upon Mr. Perkins no longer providing such services to the Company.

REPORT OF THE
AUDIT AND FINANCE COMMITTEE
OF THE BOARD OF DIRECTORS

All members of the Audit and Finance Committee are independent, as that term is defined in the applicable National Association of Securities Dealers’ listing standards. Each member of the Audit and Finance Committee is also financially literate, as that qualification is interpreted by the Company’s Board of Directors in its business judgment. The Audit and Finance Committee currently consists of James A. McClung, Ph.D. (Chairman), James A. Henderson, Jerry K. Pearlman and Donald S. Perkins.

Policies and Mission

The Audit and Finance Committee recommends the independent certified public accountants for Board of Director approval, engages in a discussion with the independent accountants regarding the objectivity and independence of the accountants, reviews the adequacy of the Audit and Finance Committee Charter, reviews certain of the Company’s Securities and Exchange Commission filings, reviews significant financial reporting issues with the Company’s chief financial officer, reviews risk management and internal audit procedures with the Company’s chief financial officer, and engages in any necessary private sessions with the Company’s chief financial officer and independent accountants.

Audit and Finance Committee Statement

The Audit and Finance Committee, consistent with its policies and mission, has adopted a charter, which was included as Exhibit A to the Company’s proxy statement for the 2001 Annual Meeting. The Audit and Finance Committee has reviewed and discussed the audited financial statements with Company management; discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as modified or supplemented; received a written disclosure letter from the Company’s independent certified public accountants as required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified and supplemented, and has discussed with the independent certified public accountants the independent accountant’s independence; and based on the preceding review and discussions contained in this paragraph, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2001 fiscal year for filing with the Securities and Exchange Commission.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq Market Composite Index and an index of peer companies selected by the Company during the period commencing on November 26, 1997, the date of the Company’s initial public offering, and ending on December 31, 2001. The comparison assumes $100 was invested on November 26, 1997 in the Common Stock, the Nasdaq Market Composite Index and the peer companies selected by the Company and assumes the reinvestment of all dividends, if any. The performance graph must begin with the closing price of the Common Stock on the date of the initial public offering, which was $8.00 (this was also the price at which the Common Stock was offered in the initial public offering.)

COMPARISON OF CUMULATIVE TOTAL RETURNS

Measurement Date	Nanophase Technologies Corporation	Peer Group	NASDAQ
November 26, 1997	$100.00	$100.00	$100.00
December 31, 1997	158.59	93.52	98.49
December 31, 1998	28.13	131.60	137.52
December 31, 1999	60.94	138.04	255.21
December 31, 2000	137.50	98.15	154.94
December 31, 2001	73.63	118.61	122.32

The companies in the peer group, both of which are advanced materials or advanced technologies companies, are: Delta & Pine Land Company and Landec Corporation. The peer group in the Company’s proxy statement for the 2000 annual meeting included Alyn Corporation. On July 31, 2000, Alyn Corporation filed a petition for bankruptcy and accordingly has been removed from the calculations of the graph above for all periods presented.

The above graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of March 31, 2002 certain information with respect to the beneficial ownership of the Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Company director, (iii) each of the Named Officers and (iv) all Company executive officers and directors as a group.

Name and Address	Number of Shares Beneficially Owned(1)		Percent of Shares Beneficially Owned
Spurgeon Corporation	2,718,343	(2)	19.8%
Bradford T. Whitmore	2,718,343	(3)	19.8%
Grace Investments, Ltd.	1,069,750	(4)	7.8%
Grace Brothers, Ltd.	1,648,593	(5)	12.0%
Joseph E. Cross	224,834	(6)	1.6%
James A. Henderson	3,540		*
Richard W. Siegel, Ph.D.	269,535	(7)	2.0%
James McClung	31,900	(8)	*
Jerry Pearlman	28,411	(9)	*
Donald S. Perkins	54,608	(10)	*
Gina R. Kritchevsky, Ph.D.	102,667	(11)	*
Daniel S. Bilicki	121,666	(12)	*
Donald J. Freed, Ph.D.	70,904	(13)	*
Richard W. Brotzman, Ph.D.	192,344	(14)	1.4%
All executive officers and directors as a group (12 persons)	1,138,277	(15)	8.3%

*	Denotes beneficial ownership of less than one percent.
(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “Commission”). Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Includes 1,648,953 shares of Common Stock held by Grace Brothers, Ltd. and 1,069,750 shares of Common Stock held by Grace Investments, Ltd. Spurgeon Corporation is a general partner of both Grace entities and shares voting and investment power with respect to the shares of Common Stock held by such Grace entities. This information is based on information reported on Form 4 filed on September 7, 2001 with the Commission by Spurgeon Corporation. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(3)
Includes 1,648,953 shares of Common Stock held by Grace Brothers, Ltd. and 1,069,750 shares of Common Stock held by Grace Investments, Ltd. Mr. Whitmore is a general partner of Grace Brothers, Ltd. and is the sole owner of an entity which is a general partner of Grace Investments, Ltd. In such capacities, Mr. Whitmore shares voting and investment power with respect to the shares of Common Stock held by the Grace entities. This information is based on information reported on Form 4 filed on September 7, 2001 with the Commission by Mr. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(4)
This information is based on information reported on Form 4’s filed on September 7, 2001 with the Commission by Spurgeon Corporation and Bradford T. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(5)
This information is based on information reported on Form 4’s filed on September 7, 2001 with the Commission by Spurgeon Corporation and Bradford T. Whitmore. The address of the stockholder is 1560 Sherman Avenue, Suite 900, Evanston, Illinois 60201.

(6)	Consists in part of 223,334 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 31, 2002.
(7)
Includes 28,950 shares of Common Stock issuable upon exercise of warrants presently exercisable and 76,773 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 31, 2002.

(8)	Includes 7,999 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 31, 2002.
(9)	Includes 11,333 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 31, 2002.
(10)	Includes 17,334 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 31, 2002.
(11)	Includes 99,667 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 31, 2002.
(12)	Includes 116,666 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 31, 2002.
(13)	Consists of 68,904 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 31, 2002.
(14)	Consists of 192,344 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 31, 2002.
(15)
Includes 28,950 shares of Common Stock issuable upon exercise of warrants presently exercisable and 850,922 shares of Common Stock issuable upon exercise of options exercisable currently or within 60 days of March 31, 2002.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors, upon the recommendation of the Audit and Finance Committee, has appointed McGladrey and Pullen, LLP, independent certified public accountants, as auditors of the Company’s financial statements for the year ended December 31, 2002. McGladrey and Pullen, LLP has been engaged as auditors for the Company beginning in November 2001. The Board of Directors has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Board of Directors’ appointment of McGladrey & Pullen, LLP. If a majority of the shares voted at the Annual Meeting, in person or by proxy, are not voted in favor of the ratification of the appointment of McGladrey & Pullen, LLP, the Board of Directors will interpret this as an instruction to seek other auditors. In addition to audit services, McGladrey & Pullen, LLP also provided certain non-audit services to Nanophase Technologies Corporation in relation to the 2001 fiscal year. The Audit and Finance Committee has considered whether the provision of these additional services is compatible with maintaining the independence of McGladrey & Pullen, LLP. The following table sets forth fees incurred by Nanophase Technologies Corporation for the services of both Ernst & Young, LLP and McGladrey & Pullen, LLP in relation to the 2001 fiscal year.

Audit Fees	All Other Fees
$30,000	$39,615

*Consists primarily of fees in connection with tax and Securities and Exchange Commission compliance matters.

It is expected that representatives of McGladrey & Pullen will be present at the meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

Changes in the Company’s Certifying Accountants—(a) At a meeting held on November 27, 2001, the Board of Directors of the Company approved the engagement of McGladrey & Pullen, LLP as its independent auditors for the fiscal year ending December 31, 2001 to replace the firm of Ernst & Young LLP, who were replaced as auditors of the Company effective December 3, 2001. The audit committee of the Board of Directors approved the change in auditors. The reports of Ernst & Young LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2000, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report. The Company requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated December 3, 2001 is filed as Exhibit 16.1 to the Company’s Form 8-K filed with the Commission on December 4, 2001. (b) The Company engaged McGladrey & Pullen, LLP as its new independent accountants as of December 3, 2001. Prior to this date, the Company did not consult with McGladrey & Pullen, LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as defined in paragraph 304(a)(1)(iv) of Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF McGLADREY & PULLEN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY’S FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2002.

MISCELLANEOUS AND OTHER MATTERS

Solicitation—The cost of this proxy solicitation will be borne by the Company. The Company may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company’s expense. Such banks, brokers, fiduciaries, custodians, nominees and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

Proposals of Stockholders—Proposals of stockholders (1) intended to be considered at the Company’s 2003 Annual Meeting of Stockholders (the “2003 Annual Meeting”) and (2) to be considered for inclusion in the Company’s proxy statement and proxy for the 2003 Annual Meeting, must be received by the Secretary of the Company on or before January 3, 2003.

Other Business—The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement and the Company’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxies will vote such proxies as the Board of Directors directs.

Section 16(a) Beneficial Ownership Reporting Compliance—Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 2001 all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such persons.

Additional Information—The Company will furnish without charge a copy of its Annual Report on Form 10-K for its year ended December 31, 2001, as filed with the Commission, upon the written request of any person who is a stockholder as of the Record Date, and will provide copies of the exhibits to such Form 10-K upon payment of a reasonable fee which shall not exceed the Company’s reasonable expenses in connection therewith. Requests for such materials should be directed to Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446, Attention: Nancy Baldwin, Manager of Investor Relations

By order of the Board of Directors

JESS JANKOWSKI,
Secretary

Romeoville, Illinois
May 22, 2002

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE,
DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

PROXY	PROXY

NANOPHASE TECHNOLOGIES CORPORATION
1319 MARQUETTE DRIVE
ROMEOVILLE, ILLINOIS 60446

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 26, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints Joseph E. Cross and Jess Jankowski and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of, the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois, on Wednesday, June 26, 2002, at 9:00 a.m., local time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse side)

é	FOLD AND DETACH HERE	é

NANOPHASE TECHNOLOGIES CORPORATION

PLEASE MARK VOTE IN OVAL IN THE
FOLLOWING MANNER USING DARK INK ONLY.  ☒

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

1.            ELECTION OF CLASS II DIRECTORS.

For nominees listed below	☐

Withhold authority to vote	☐

(except as marked to the contrary below)	☐

for nominees listed below	☐

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR THE INDIVIDUAL
NOMINEES, STRIKE A LINE THROUGH THE NOMINEE’S NAME BELOW)

Joseph E. Cross

Richard W. Siegel, Ph.D

2.             PROPOSAL TO RATIFY THE APPOINTMENT OF McGLADREY & PULLEN, LLP
AS	THE INDEPENDENT AUDITORS OF THE COMPANY’S FOR AGAINST
ABSTAIN	FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2002.

FOR	☐

AGAINST	☐

ABSTAIN	☐

3.             EACH OF THE PERSONS NAMED AS PROXIES HEREIN ARE AUTHORIZED, IN
SUCH	PERSON’S DISCRETION, TO VOTE UPON SUCH OTHER MATTERS AS
MAY	PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY
ADJOURNMENTS	THEREOF.

Date: ______________________________, 2002

______________________________
Signature

______________________________
Signature (if held jointly)

Please date this Proxy and sign it exactly as your name(s) appears hereon.

When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation.

If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

é     FOLD AND DETACH HERE    é